Exhibit 99.1

RXSIGHT, INC. APPOINTS RAYMOND W. COHEN TO ITS BOARD OF DIRECTORS

Aliso Viejo, Calif., (Nasdaq: RXST) August 4, 2025 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today announced the appointment of Raymond W. Cohen to its Board of Directors.

“We are thrilled to welcome Raymond W. Cohen to the RxSight Board of Directors,” said J. Andy Corley, Chairman of the Board at RxSight. “Ray’s extensive track record in leading and scaling medical technology companies will be invaluable as we advance our strategy and enter the next phase of growth. His insights and guidance will help us expand the reach of the RxSight® Light Adjustable Lens system, enabling more physicians and patients to benefit from truly customized vision after cataract surgery.”

Mr. Cohen, an accredited public company director and accomplished medical technology executive, has over four decades of industry experience. He was the co-founder and chief executive officer of Axonics, Inc. (Nasdaq: AXNX) a global leader in implantable neuromodulation devices that completed its initial public offering in 2018. Under his leadership, Axonics generated over $1 billion in revenue within four years of its commercial launch, became profitable, earned recognition as the fastest-growing technology company in North America and was acquired by Boston Scientific in 2024 for $3.7 billion. In March 2025, Mr. Cohen, as chairman of SoniVie, Ltd., an Israeli clinical stage company, led the sale of that company to Boston Scientific for $600 million.

“I see tremendous potential for RxSight to get back on its growth track by strengthening its position in the premium intraocular lens market,” said Raymond W. Cohen. “Over the years, RxSight has demonstrated exceptional outcomes for cataract surgery patients with its groundbreaking RxSight Light Adjustable Lens system. I look forward to collaborating with the Board and management team to support the company’s mission to accelerate growth in revenue and profits.”

Cohen currently serves on the boards of several innovative healthcare companies, including Kestra Medical Technologies (Nasdaq: KMTS), where he is an independent director and chair of the compensation committee; InspireMD (Nasdaq: NSPR) as an independent director, as well as privately-held Nalu Medical as chairman, Archimedes Vascular as chairman, Tulavi Medical as vice chairman, and Spectrum Vascular as an independent director. Mr. Cohen also serves as a venture partner with Andera Partners and Sherpa Capital Partners.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated contributions of Raymond W. Cohen as a member of RxSight’s Board of Directors, RxSight’s ability to advance its strategy, return to a growth trajectory, and accelerate revenue and profit expansion, as well as RxSight’s ability to expand the reach of the RxSight® Light Adjustable Lens system and enable customized vision outcomes for more patients. These statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties, many of which are beyond the company’s control.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied in these statements. Words such as “may,” “will,” “expect,” “anticipate,” “intend,” “believe,” “plan,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Any forward-looking information contained in this press release speaks only as of the date hereof, and RxSight undertakes no obligation to update or revise such statements to reflect new information, future events, or otherwise, except as required by law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com